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                          REGISTRATION RIGHTS AGREEMENT

         REGISTRATION RIGHTS AGREEMENT dated as of November 19, 1999 by and between Chief Consolidated Mining Company, an Arizona corporation (the "Company"), and Dimeling Schreiber & Park, a Pennsylvania general partnership ("Investor").

                                R E C I T A L S:

         WHEREAS, the Company and Investor are parties to that certain Stock Purchase Agreement, dated as of November 19, 1999 (the "Stock Purchase Agreement"), pursuant to which the Company has agreed to sell to Investor, and Investor has agreed to purchase, certain amounts of Convertible Common Stock par value $.50 per share ("Convertible Common Stock") of the Company;

         WHEREAS, the Company has issued a warrant to the Investor, dated as of November 19, 1999, which warrant is exercisable for the shares of Convertible Common Stock specified therein ("Warrant");

         WHEREAS, the Company's Convertible Common Stock is convertible into the Company's Common Stock par value $.50 per share ("Common Stock") on a share for share basis; and

         WHEREAS, the Company wishes to grant to Investor registration rights in its Common Stock, exercisable upon Investor's conversion of its Convertible Common Stock.

         NOW, THEREFORE, for and in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         Section 1. Definitions and Usage.

                  A. Definitions. The terms defined in this Section, wherever used in this Agreement, shall, unless the context otherwise requires, have the respective meanings hereinafter specified.

         "Affiliate" shall be defined by reference to the Stock Purchase Agreement definition of "Affiliate".
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         "Agreement" shall mean this Registration Rights Agreement.

         "Commission" shall mean the United States Securities and Exchange Commission.

         "Company" shall mean Chief Consolidated Mining Company, an Arizona corporation, and any successor corporation by merger, consolidation or otherwise and any parent corporation resulting from the merger or consolidation of the Company with or into a subsidiary of another corporation.

         "Demand Registration Request" shall mean a written notice from Investor requesting that the Company file a Registration Statement with respect to a Public Offering pursuant to Section 2.A in which Investor advises the Company as to the number of shares of Common Stock that Investor wishes to include in the applicable Registration and in which Investor agrees to (i) the specified method of distribution, (ii), in the case of an underwritten Public Offering, the designated managing underwriter, and (iii) agrees to provide to the Company all such information as may be required by the Company pursuant to Section 6 herein.

         "Effective Period" shall mean such period as shall be required under the provisions of the Securities Act and the Securities Act Rules for delivery of a prospectus meeting the requirements of Section 10(a) of the Securities Act to any Person purchasing Common Stock in connection with a Public Offering; provided, however, that such period shall not include any delivery requirement with respect to the distribution by an underwriter of its unsold allotment relating to an underwritten Public Offering.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, as the same shall be in effect at the date of any determination to be made hereunder.

         "Exchange Act Rules" shall mean the rules and regulations promulgated by the Commission under the Exchange Act, as the same shall be in effect at the date of any determination to be made hereunder.

         "Investor" shall include Dimeling, Schreiber & Park, a Pennsylvania general partnership ("DSP") or any assignee of shares of Convertible Common Stock or Common Stock theretofore held by DSP and permitted under Section 16(a) hereof (other than any assignee who acquires such shares of Common Stock pursuant to a Public Offering); provided, however, that any such assignee has agreed to be bound by the provisions of this Agreement in accordance with
Section 16 herein.

         "Notice of Intent to File" shall mean written notice from the Company to the Investor of the Company's intent to file a Registration Statement in accordance with Section 2 or 3 herein.
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         "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

         "Piggy Back Registration Request" shall mean a written notice given by Investor pursuant to the provisions of Section 3.B herein, in which Investor advises the Company as to the number of shares of Common Stock that Investor wishes to include in the applicable Registration and in which Investor agrees to
(i) the specified method of distribution, (ii) in the case of an underwritten Public Offering, the designated managing underwriter, and (iii) provides to the Company all such information as may be required by the Company pursuant to
Section 6 herein.

          "Registrable Shares" shall mean shares of Common Stock owned of record by the Investor, into which (i) shares of Convertible Common Stock owned of record by the Investor or (ii) shares of Convertible Common Stock underlying the Warrant owned by the Investor are convertible, and as to which such Investor has the right to request Registration pursuant to the provisions of Sections 2 or 3.

         "Registration" shall mean the registration under the registration provisions of the Securities Act of the offering, sale and delivery of shares of Common Stock.

         "Registration Expenses" shall mean the expenses associated with the preparation and filing of any registration statement pursuant to Section 2 or 3 herein and any sale covered thereby (including the reasonable fees and expenses of legal counsel to Investor, fees related to blue sky qualifications and filing fees in respect of the National Association of Securities Dealers, Inc.), but excluding underwriting discounts or commissions in respect of shares of Common Stock to be sold by Investor.

         "Registration Period" shall mean the period of time from the decision of the Company to prepare and file a Registration Statement to and including the effective date of such Registration Statement.

         "Registration Statement" shall mean a registration statement filed on Form S-1, S-2, S-3, SB-1, SB-2, or 10-SB (or any successor form) under the registration provisions of the Securities Act and the Securities Act Rules.

          "Securities Act" shall mean the Securities Act of 1933, as amended, as the same shall be in effect at the date of any determination to be made hereunder.
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         "Securities Act Rules" shall mean the rules and regulations promulgated by the Commission pursuant to the Securities Act, as the same shall be in effect at the date of any determination to be made hereunder.

                  B. Rules of Construction. Unless the context otherwise requires, as used in this Agreement: (a) a term has the meaning ascribed to it;
(b) "or" is not exclusive; (c) "including" means "including without limitation;"
(d) words in the singular include the plural; (e) words in the plural include the singular; (f) words applicable to one gender shall be construed to apply to each gender; (g) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words refer to this entire Agreement; and (h) the term "Section" shall refer to the specified Section of this Agreement.

         Section 2. Demand Registration Rights.

         A. Demand Registration Request. At any time, but not more than a total of three times during the period the Investor holds Registrable Shares or Convertible Common Stock or the Warrant, the Investor has the right, to deliver a Demand Registration Request to the Company. .
         B. Required Registration Obligation. Upon receipt of a Demand Registration Request made pursuant to Section 2.A, the Company shall, subject to the provisions of Section 4, deliver to Investor a Notice of Intent to File and prepare as promptly as practicable and file a Registration Statement with respect to the distribution in accordance with the applicable method of distribution of the Registrable Shares to be included therein, and the Company shall use its best efforts to cause the Registration Statement to become effective under the Securities Act in accordance with the Securities Act Rules.

         Section 3. "Piggy Back" Registration Rights.

         A. Notice of Intent to File. If the Company at any time proposes to file a Registration Statement (other than for a distribution for the account of Investor) under the Securities Act relating to an underwritten Public Offering of Common Stock that would permit the inclusion therein of shares of Common Stock to be distributed in accordance with the method of distribution contemplated by such Registration Statement, the Company shall give to the Investor a Notice of Intent to File promptly after a determination has been made by the Company to prepare and file such Registration Statement, but in any event not less than 90 days before the filing with the Commission of such Registration Statement, which notice shall set forth the intended method of distribution (including the name of the managing underwriter) of and the amount and class of the securities proposed to be registered. The Notice of Intent to File shall include an offer to include in such filing, subject to the other provisions of this Agreement, such amount of Registrable Shares as an Investor may request.

         B. Piggy Back Registration Request. If an Investor wishes to have Registrable Shares registered pursuant to this Section, it shall advise the Company by giving a Piggy Back
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Registration Request within 60 days after the date of receipt of the Notice of
Intent to File setting forth the amount of Registrable Shares for which Registration is requested.

         C. Registration Obligation. Subject to the provisions of Section 4, the Company shall include all Registrable Shares specified in the Piggy Back Registration Request.

         D. Underwriting Agreement. Any obligation of the Company to include Registrable Shares of Investor in a Registration Statement prepared and filed pursuant to this Section shall be conditioned upon the agreement of an Investor to enter into an underwriting agreement with the Company, other security holders, if any, and the managing underwriter of the distribution, if applicable.

         Section 4. Conditions to Registration Obligations.

         A. Suspension or Termination of Obligations. The Company's obligations herein to prepare and file a Registration Statement and to seek its effectiveness shall be subject to the following provisions:

                  i. The Company shall be required to file no more than an aggregate of three (3) Registration Statements pursuant to Demand Registration Requests granted in Section 2 hereof.

                  ii. The Company's obligations to prepare, file and seek effectiveness of a Registration Statement in response to a Demand Registration Request under Section 2 or Piggy Back Registration Request under Section 3 shall be suspended:

                           (a) in any case, during the period from the time that
                  it receives a Demand Registration Request from Investor under
                  Section 2 or it gives a Notice of Intent to File under Section 3, until 90 days (or such shorter period as to which the managing underwriter, if any, of the distribution to which the such Registration Statement relates shall consent in writing) have lapsed following the effective date of such Registration Statement under the Securities Act; provided, however, that
                  (x) such Notice of Intent to File is given prior to the time of receipt by the Company of a Demand Registration Request by the Investor and (y) that the Company shall use its best efforts to cause such Registration Statement to be declared effective as promptly as practicable; and provided further that the obligation to file a Registration Statement on behalf of the Investor shall be reinstated if the Company does not file such Registration Statement within 30 days after giving the Notice of Intent to File or 60 days after receipt of a Demand Registration Request;
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                           (b) in any case, if at the time of receipt by the
                  Company of a Demand Registration Request, the Company has material inside information as to which it believes it has a valid business purpose in refraining from disclosing publicly for the time being and that current public disclosure of such information would have a material adverse effect on the Company, for a period commencing with the date of receipt of the Demand Registration Request and ending on the earlier of
                  (x) 60 days after such receipt of the Registration Request;
                  (y) the public announcement of such material inside information; or (z) the date on which the Company gives the Investor who issued the Demand Registration Request a notice that suspension of its obligation is no longer required; provided, however, that the same material inside information shall not constitute a basis for continuation of this suspension period.

                  B. Inclusion of Registerable Shares. A Registration Statement filed pursuant to a Demand Registration Request herein shall first include all Registrable Shares requested to be included by the Investor and, only after such inclusion, may include Common Stock being sold for the account of the Company or any other security holders. Any Common Stock to be offered on behalf of the Company or such other security holders will be included in such Registration Statement only to the extent that, in the reasonable opinion of the managing underwriter for an Underwritten Public Offering of Registrable Shares on behalf of Investor, such inclusion will not materially adversely affect the distribution of Registrable Shares on behalf of an Investor.

                  C. Reduction of Piggy Back Shares. If in the event of a Piggy Back Registration Request, the managing underwriter of the proposed distribution shall advise the Company in writing that, in the reasonable opinion of such managing underwriter, the inclusion in the Registration Statement of the aggregate number of shares of Common Stock requested by Investor to be included in the distribution would materially adversely affect such distribution, then the Company shall so advise the Investor and the number of such shares of Common Stock included in the Registration Statement shall be reduced to the number acceptable to such managing underwriter.

                  D. Right to Select Underwriter. The Investor shall have the right to select an underwriter for an underwritten public offering of Registrable Shares made in response to a Demand Registration Request.

                  E. Right to Withdraw. For purposes of this Section, if a requested Registration Statement is filed, and the Company otherwise complies with its obligations hereunder, and
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                  i. the Registration Statement is withdrawn with the consent of the Investor as a result of a delay in the offering requested by the Company, then no requested Registration Statement shall be deemed to have been filed; or

                  ii. the Investor ceases to prosecute the Registration actively and in good faith for a period of sixty days or more, the Company shall have the right to withdraw the Registration Statement without the consent of the Investor and the requested Registration Statement shall be deemed to have been filed.

         Section 5. Registration Procedures. If the Company is required by the provisions of Section 2 or 3 to effect the Registration of any of the Registrable Shares, the Company shall, as expeditiously as possible:

         A. Prepare and file with the Commission a Registration Statement with respect to such shares of Common Stock and use its best efforts to cause such Registration Statement to become and remain effective, and to ensure compliance of the prospectus contained therein with Section 10(a) of the Securities Act for the Effective Period.

         B. Prepare and file with the Commission during the Registration Period such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to permit such Registration Statement to become effective in accordance with the Securities Act and the Securities Act Rules and to ensure that such Registration Statement and the prospectus used in connection therewith comply with the disclosure standards of Sections 10 and 11 of the Securities Act and comply with the standards of
Section 10(b) of the Exchange Act in each case during the Effective Period.

         C. Furnish Investor (i) such number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus, summary prospectus and prospectus supplement), in conformity with the requirements of the Securities Act, and such other documents, as Investor may reasonably require in order to facilitate the offering, sale and delivery or other disposition of the Registrable Shares owned by Investor and (ii), during the Registration Period and the Effective Period, copies of any written correspondence or memoranda relating to oral communications in each case with the Commission and copies of any request by the Commission for any amendment of or supplement to the Registration Statement or the prospectus included therein or for additional information.

         D. Use its best efforts to register or qualify the Common Stock covered by such Registration Statement under the securities or blue sky laws of such jurisdictions as the managing underwriter of such distribution may reasonably request (excluding, however, any jurisdiction in which the filing would subject the Company to additional tax liability and any
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jurisdiction in which the Company would thereby be required to execute a general consent to service of process) and use all reasonable efforts to do such other acts and things as may be required to enable Investor to consummate the public sale or other disposition in such jurisdictions of the Registrable Shares owned by Investor.

         E. Make available to Investor an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

         F. Notify Investor immediately if the Company shall become aware at any time during the Effective Period that the prospectus included in the Registration Statement, as such prospectus may be amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances then existing, and at the request of the Investor to prepare promptly and to furnish to Investor such number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances then existing.

         G. Enter into such agreements (including an underwriting agreement) in customary form and containing customary provisions relating to legal opinions and accountants' letters, representations and warranties and mutual indemnification and contribution between the Company and the underwriters for the Investor and use all reasonable efforts to take such other actions as Investor may reasonably request in order to expedite or facilitate the disposition of such Registrable Shares.

         H. Make available for inspection by Investor, by any underwriter participating in any distribution to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by the Investor or any such underwriter all pertinent financial and other records, pertinent corporate documents and properties of the Company and cause all of the Company's officers, directors and employees to supply all such information requested by Investor, such underwriter, attorney, accountant or agent, as is reasonably needed in connection with such Registration.

Section 6. Expenses; Limitations on Registration. The Registration Expenses relating to any Registration effected by the Company pursuant to this Agreement shall be for the account of the Company.
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         For purposes of this Section, the Company shall be obligated to pay the fees and expenses of only one law firm representing the Investor.

         Section 7. Investor Information. Investor shall provide all information reasonably requested by the Company for inclusion in any Registration Statement to be filed hereunder. The actual provision of such information shall be a condition precedent to the obligation of the Company to take any action pursuant to this Agreement in respect of the Registration of Registrable Shares of an Investor.

         Section 8. Indemnification.

         A. In connection with the Registration of any Registrable Shares under the Securities Act pursuant to this Agreement, the Company agrees to indemnify and hold harmless Investor, its partners, directors, officers and employees, and each other Person, if any, who controls Investor within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Investor or any such partner, director, officer, employee or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or any alleged untrue statement of a material fact contained in the Registration Statement or the prospectus included therein at the time the Registration Statement is declared effective or any omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement of a material fact or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the prospectus included therein or any amendment or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements concerning the Company therein, in the light of the circumstances under which they were made, not misleading and shall reimburse Investor and each such partner, director, officer, employee and controlling Person for any legal or other expenses reasonably incurred by an Investor or such partner, director, officer employee or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished by or on behalf of Investor to the Company expressly for use therein; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus if such untrue statement or alleged untrue statement or omission or alleged omission was corrected in the final prospectus included in the Registration Statement at the time it became
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effective and Investor, in the case of a Distribution Public Offering, or the managing underwriter, in the case of an Underwritten Public Offering, failed to provide the final prospectus as required by the Securities Act and the Securities Act Rules. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Investor or any such partner, director, officer, employee or controlling Person, and shall survive the transfer of such securities by Investor.

         B. Investor agrees to indemnify and hold harmless the Company, its directors, officers and employees, each other Person, if any, who controls the Company against any losses, claims, damages or liabilities, joint or several, to which the Company, any such director, officer or employee, any such controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or any alleged untrue statement of a material fact contained in the Registration Statement or the prospectus included therein at the time the Registration Statement is declared effective or any omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) any untrue statement of a material fact or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus, the prospectus included therein or any amendment or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary in order to make the statements concerning the Company therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such alleged untrue statement or alleged omission was made in such Registration Statement, preliminary prospectus, prospectus, amendment or supplement in reliance upon and in conformity with written information furnished by or on behalf of Investor to the Company expressly for use therein, and shall reimburse the Company or such director, officer, employee or other Person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.

         C. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in Subsections (A) and (B) of this Section, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligation under this Subsection C to the extent the indemnifying party is not materially prejudiced by such failure. In case any such action is brought against an indemnified party, the indemnified party shall permit the indemnifying party to assume the defense of such action or proceeding, provided that counsel for the indemnifying party, who shall conduct the defense of such action or proceeding, shall be approved by the indemnified party (whose approval shall not be unreasonably withheld) and the indemnified party may participate in such defense (in which case, such participation shall be at such
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indemnified party's expense, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified party and the indemnifying party shall exist in respect of such claim, in which event the indemnifying party shall pay the reasonable fees and expense of separate counsel for the indemnified party). No indemnifying party shall consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

         D. Indemnification similar to that specified in the preceding Subsections of this Section shall be given by the Company and Investor (with such modifications as shall be appropriate) with respect to liability related to any required registration or other qualification of Registrable Shares under any Federal or state law or regulation of governmental authority other than the Securities Act.

         E. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under Subsection (A) or
(B) above, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Subsection (A) or (B) above, in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and an Investor, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equity considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Investor and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and Investor agree that it would not be just and equitable if contributions pursuant to this Subsection
(E) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this Subsection (E). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Subsection (E) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in Subsection (C) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this Subsection (E). Notwithstanding the provisions of this Subsection (E), in respect of any loss, claim, damage or liability based upon any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact which relates to information other than information supplied by Investor, Investor shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares offered by it and distributed to the public exceeds the amount of any damages which an Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this Subsection (E) of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this Subsection (E), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in Subsection (C) above has not been given with respect to such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Subsection (E) to the extent such omission is not prejudicial.

         Section 9. Public Availability of Information. The Company shall comply with all public information reporting requirements of the Commission, to the extent required from time to time to enable Investor to sell Registrable Shares without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of Investor, the Company will deliver to Investor a written statement as to whether it has complied with such requirements.

         Section 10. Supplying Information. The Company shall cooperate with Investor in supplying such information as may be necessary for Investor to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Shares.

         Section 11. Specific Performance. Each party hereto acknowledges and agrees that each other party hereto would be irreparably harmed and would have no adequate remedy of law if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that, in addition to any other remedies by law or in equity which may be available, the parties hereto shall be entitled to obtain preliminary and permanent injunctive relief with respect to any breach or threatened breach of, or otherwise obtain specific performance of the covenants and other agreements contained in this Agreement.

         Section 12. Representations and Warranties of the Company. The Company represents and warrants to Investor that, as of the date of this Agreement, (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, is enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity, and except as the enforceability thereof may be limited by considerations of public policy.

         Section 13. Representations and Warranties of Investor. Investor represents and warrants to the Company that, as of the date of this Agreement,
(a) it is a general partnership duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the organizational power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Investor and the consummation by Investor of the transactions contemplated hereby have been duly authorized by all necessary organizational action on the part of Investor and no other organizational proceedings on the part of Investor are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by Investor and constitutes a valid and binding obligation of Investor and, assuming that this Agreement constitutes a valid and binding obligation of the Company, is enforceable against Investor in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity, and except as the enforceability thereof may be limited by considerations of public policy.

         Section 14. Expiration. This Agreement and the rights, benefits, duties and obligations hereunder of the parties hereto and their successors and permitted assigns shall expire and be of no further force or effect on the date Investor no longer holds any Registrable Shares.

         Section 15. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or transmitted by telex, telegram or facsimile transmission or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)      if to the Company, to:

                  Chief Consolidated Mining Company
                  Executive Offices
                  500 Fifth Avenue, Suite 1021

                  New York, New York 10010-1099
                  Attention:  Leonard Weitz
                  Facsimile: (212) 354-4044

                  with a copy to:

                  Howard F. Weitz, P.C.
                  51 East 42nd Street
                  New York, NY  10017
                  Attention:  Howard F. Weitz, Esq.
                  Facsimile No.: (212) 661-4314

         (b)      if to Investor, to:

                  Dimeling, Schreiber & Park
                  1629 Locust Street
                  Philadelphia, PA  19103
                  Attention: Richard R. Schreiber
                  Facsimile No.:  (215) 546-9160

                  with a copy to:

                  Reed Smith Shaw & McClay LLP
                  2500 One Liberty Place
                  Philadelphia, PA  19103
                  Attention: Lori L. Lasher, Esq.
                  Facsimile No.:  (215) 851-1420

         Section 16.       Benefit and Assignment.

                  (a) The terms and conditions of this Agreement shall inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns; provided, however, that, except as otherwise provided in this Section 16, this Agreement shall not be assignable by any party hereto except by operation of law or with the prior express written consent of the other parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto, their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. A permitted assignee of Investor is an Affiliate of Investor or any partner of Investor or its Affiliates; or an assignee to which the Company has consented, which consent shall not be unreasonably withheld and which shall be deemed granted if the Company has not refused in writing to consent within fifteen (15) days of receipt of Investor's notice to the Company of a proposed assignment.

                  (b) If Investor shall transfer and assign shares of Common Stock to any Person in accordance with Section 16(a) otherwise than in Public Offering, Investor (or any Person who shall be a transferee or assignee pursuant to subsection (a)), as the case may be, may assign such portion of its rights and benefits under this Agreement as is necessary to permit such transferee to act in the stead of Investor hereunder; provided, however, that such Person shall agree in writing to be bound by the duties and obligations of Investor hereunder.

         Section 17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without regard for principles of conflicts of laws. Each party hereby irrevocably submits to the exclusive jurisdiction and venue of the Courts of the Commonwealth of Pennsylvania and the County of Philadelphia and/or the United States District Court for the Eastern District of Pennsylvania, and appellate courts from any thereof, in connection with any action, suit or other proceeding arising out of or relating to this Agreement and, with respect to any such action, suit or other proceeding, waives any objection which such party may have at any time to the laying of venue of any such action, suit or proceeding and any objection which such party may have that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, and each such party further waives personal service of any summons, complaint or other process and agrees that service thereof may be made by certified or registered mail directed to such party at its respective address set forth herein, or by such other means as may be appropriate pursuant to applicable law.

         Section 18. Counterparts. This Agreement may be executed in any number of counterparts, which together shall constitute a single agreement.

         Section 19. Effective Date. This Agreement shall become effective upon the date of the Tranche A Closing, as defined in the Stock Purchase Agreement. In the event that the Stock Purchase Agreement is terminated prior to the Tranche A Closing, this Agreement shall become null and void.

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
         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their officers thereunto duly authorized on the date first above written.


CHIEF CONSOLIDATED MINING COMPANY                 DIMELING, SCHREIBER & PARK

By:  /s/ Leonard Weitz                            By:  /s/ William R. Dimeling
     -------------------------------                   -------------------------
Name:  Leonard Weitz                              Name:  William R. Dimeling
Title:  President                                 Title:  Partner